Exhibit 23.3


                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-54766) pertaining to the Amended and Restated Ashland Inc. Incentive Plan, in the Registration Statement (Form S-8 No. 33-52125) pertaining to the Ashland Inc. Deferred Compensation and Stock Incentive Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No. 2-95022) pertaining to the Ashland Inc. Amended Stock Incentive Plan for Key Employees, in the Registration Statement (Form S-8 No. 33-32612) pertaining to the Ashland Inc. Employee Savings Plan, in the Registration Statement (Form S-8 No. 33-26101) pertaining to the Ashland Inc. Long-Term Incentive Plan, in the Registration Statement (Form S-8 No. 33-55922) pertaining to the Ashland Inc. 1993 Stock Incentive Plan, in the Registration Statement (Form S-8 No. 33-49907) pertaining to the Ashland Inc. Leveraged Employee Stock Ownership Plan, in the Registration Statement (Form S-8 No. 33-62901) pertaining to the Ashland Inc. Deferred Compensation Plan, in the Registration Statement (Form S-8 No. 333-33617) pertaining to the Ashland Inc. 1997 Stock Incentive Plan, in the
Registration   Statement  (Form  S-3  No.  333-78675)   pertaining  to  the
registration  of  68,925  shares  of  Ashland  Inc.  Common  Stock,  in the
Registration Statement (Form S-3 No. 333-36842) pertaining to the registration of 96,600 shares of Ashland Inc. Common Stock, and in the Registration Statement (Form S-3 No. 333-70651) pertaining to the offering of $600,000,000 of Debt Securities, Preferred Stock, Depository Shares, Common Stock and/or Warrants of Ashland Inc., of our report dated January 24, 2001, with respect to the consolidated financial statements of Arch Coal, Inc. as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, included in the Annual Report on Form 10-K (as amended by Form 10-K/A, Amendment No.1) of Ashland Inc. for the year ended September 30, 2000.

Our audits of the consolidated financial statements of Arch Coal, Inc. as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, also included the Arch Coal, Inc. financial statement schedule included in the Annual Report on Form 10-K (as amended by Form 10-K/A, Amendment No. 1) of Ashland Inc. for the year ended September 30, 2000. This schedule is the responsibility of Arch Coal, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule, when considered in relation to the Arch Coal, Inc. basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                        /s/ Ernst & Young LLP

St. Louis, Missouri
March 28, 2001
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